UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) December 14, 2006

PROQUEST COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-3246	36-3580106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

777 Eisenhower Parkway, PO Box 1346	48106-1346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (734) 761-4700

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

A. Subscription Agreement and Plan of Merger

On December 14, 2006, ProQuest Company (the “Company”) entered into a Subscription Agreement and Plan of Merger (the “Agreement”), by and among the Company, ProQuest Information and Learning Company (“PQIL”), ProQuest Canada/U.K. Holdings, LLC (“Canada/U.K. LLC”), I&L Holding, Inc. (“Buyer Parent”), I&L Operating LLC (“Buyer Sub”) and Cambridge Scientific Abstracts, Limited Partnership (“Guarantor”). The following summary description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 and incorporated herein by reference.

Under the terms of the Agreement, at the closing, the following transactions will occur:

(i)	Buyer Parent will purchase 1,000 shares of PQIL’s Series A Preferred Stock (the “Preferred Stock”) for a total consideration of $122 million (the “Issuance”), and as a result, Buyer Parent will own 90% of the voting control of PQIL;

(ii)	Immediately after the Issuance, Canada/U.K. LLC will merge (the “Merger”) with and into Buyer Sub and the separate existence of Canada/U.K. LLC shall cease and Buyer Sub shall continue as the surviving company (the “Surviving LLC”). The consideration for the Merger will be approximately $91.3 million, subject to certain reductions and adjustments, including changes in working capital; and

(iii)	following the transactions described in clauses (i) and (ii) above, Buyer Parent, shall cause Surviving LLC (or a wholly owned subsidiary of Surviving LLC) to merge with and into PQIL, with PQIL continuing as the surviving entity (the “Second Merger”). In connection with the Second Merger, all shares of PQIL common stock will be exchanged for the right to receive, in the aggregate $9 million and each share of Preferred Stock will be exchanged for the right to receive one share of Common Stock of PQIL.

The Agreement contains a working capital adjustment and representations and warranties and indemnification obligations customary for transactions of this type.

In the Agreement, the Company also agreed to cease any discussions or negotiations with respect to the sale of PQIL or a sale of the Company. If the Company board determines that an unsolicited proposal is reasonably likely to lead to a proposal to purchase the Company that is more favorable to the Company than the terms of the Agreement (a “Superior Proposal”) and such actions are necessary or advisable to comply with the fiduciary obligations of the Company’s board of directors, the Company may provide information to and negotiate terms with the proposing party. The Company may under certain circumstances terminate the Agreement within five business days following the date the Company provides notice to the Buyer Parent of its intention to terminate the Agreement in favor of a Superior Proposal. If the Agreement is so terminated, the Company must pay to the Buyer Parent a termination fee equal to $8,500,000.

The Transactions are subject to customary closing conditions and regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement and Plan of Merger, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. There are representations and warranties contained in the Subscription Agreement and Plan of Merger which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Subscription Agreement and Plan of Merger and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information

A copy of the press release issued on December 15, 2006 in connection with the execution of the Agreement is filed as Exhibit 99.1 to this Form 8-K.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On December 15, 2006, the Company provided an update on the restatement process and preliminary 2005 and 2006 financial results. A copy of the press release is attached as Exhibit 99.2, and is incorporated herein by reference.

Transaction Fees and Expenses:

As previously announced, the Company anticipates that it will incur approximately $32.4 million of transaction costs with respect to the sale of the ProQuest Business Solutions segment and $45.0 million of transaction costs with respect to the sale of the ProQuest Information and Learning segment.

The following is a itemization of the fees and expenses that the Company expects to incur as a result of the sale of the ProQuest Business Solutions segment:

1.	Investment banker fees	$7,800,000
2.	Transaction costs (legal, due diligence, actuarial, and other transaction costs)	$4,000,000
3.	Transfer to I&L UK to cover existing overdrafts and required working capital	$8,000,000
4.	UK Pension funding	$5,800,000
5.	Retirement benefit plan obligation to PBS employees	$2,300,000
6.	PBS annual bonus and quarterly sales bonus	$2,700,000
7.	Transaction incentives bonuses	$1,100,000
8.	401k matching payments	$700,000

	Total	$32,400,000

The following is a itemization of the fees and expenses that the Company expects to incur as a result of the sale of the ProQuest Information and Learning segment:

1.	Investment banker fees	$4,000,000
2.	Transaction costs (legal, due diligence, actuarial, and other transaction costs)	$4,000,000
3.	UK Pension funding	$23,000,000
4.	Retirement benefit plan payments, transaction bonuses, severance payments, and other CIC related costs	$4,000,000
5.	Estimated transition expenses and costs to separate PQIL operations and obligations from Corporate	$10,000,000

	Total	$45,000,000

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, the results of our pending restatement process, or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, but are not limited to the Company’s ability to successfully conclude the review and restatement of its financial results, the discovery of additional restatement items, the ability to renegotiate the terms of its revolving credit agreement and senior notes in connection with defaults under such debt due to any potential restatement if further defaults occur, ability to support its current debt level, the Company’s ability to refinance its outstanding debt and working capital needs, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation, decreased library and educational funding/budgets, the ability to consummate the ProQuest Information and Learning segment transaction, including the risk that the buyer might not obtain financing, demand for ProQuest’s products and services, success of ongoing product development, maintaining acceptable margins, ability to control costs, the impact of federal, state and local regulatory requirements on ProQuest’s business including K-12 and higher education, the impact of competition and the uncertainty of economic conditions in general, the ability to successfully attract and retain customers, sell additional products to existing customers, and win new business due to changes in technology, the ability to maintain a broad customer base to avoid dependence on any one single customer, K-12 enrollment and demographic trends, the level of educational funding, the level of education technology investments, the Company’s ability to obtain financing, global economic conditions, financial market performance, and other risks listed under “Risk Factors” in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” “priorities,” or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. The Company undertakes no obligation to update any of these statements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

*10.1	Subscription Agreement and Plan of Merger by and among ProQuest Company, ProQuest Information and Learning Company, ProQuest Canada/U.K. Holdings, LLC, I&L Holdings, Inc., I&L Operating LLC and Cambridge Scientific Abstracts, Limited Partnership.

99.1	Press Release issued on December 15, 2006 regarding sale of ProQuest Information and Learning.

99.2	Press Release issued on December 15, 2006 regarding update on the restatement process and preliminary 2005 and 2006 financial results.

*	Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROQUEST COMPANY
(Registrant)

DATE December 20, 2006	BY	/s/ Todd W. Buchardt
Todd W. Buchardt
Senior Vice President and General Counsel